EXHIBIT 1.1

BIOAFFINITY TECHNOLOGIES, INC.

UNDERWRITING AGREEMENT

1,285,325 UNITS,

EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS;

EACH WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

[*], 2022

WallachBeth Capital, LLC

Harborside Financial Plaza 5

185 Hudson St., Suite 1410

Jersey City, NJ 07311

As Representative of the

Several Underwriters Named on Schedule I hereto

Ladies and Gentlemen:

BIOAFFINITY TECHNOLOGIES, INC., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters,” or each, an “Underwriter”), for whom WallachBeth Capital, LLC is acting as representative (the “Representative”), an aggregate of 1,285,325 units (“Units”) at an estimated initial public offering price between $6.00 and $6.25 per Unit (the “Price Range”). Each Unit will consist of: (i) one share of the Company’s common stock, $0.007 par value per share (the “Common Stock”); (ii) one five year tradeable warrant (“Tradeable Warrant”) to purchase one share of Common Stock at an exercise price equal to 120% of the assumed per-Unit Offering Price (defined below) of $6.125, which is the midpoint of the Price Range; and one five year non-tradeable warrant (“Non-Tradeable Warrant”) to purchase one share of Common Stock (“Warrant Shares”) at an exercise price equal to 125% of the Unit Offering Price (defined below). The Tradeable Warrant and the Non-Tradeable Warrant are referred to herein together as the “Warrants” and the shares of Common Stock for which the Warrants are exercisable are referred to herein as the “Warrant Shares.” The said 1,285,325 Units referred to herein are hereinafter referred to as the “Firm Units.” The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Common Stock and the Warrants comprising the Units will be immediately separable and will be issued separately in this offering. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 4 hereof, an option (the “Over-Allotment Option”) to purchase up to an additional 192,799 shares of Common Stock (the “Option Shares”) and/or up to an additional 192,799 Non-Tradeable Warrants and/or 192,799 Tradeable Warrants (the “Option Warrants”), representing, in total, up to fifteen percent (15%) of the number of Firm Units sold in the offering for the purpose of covering over-allotments of such securities, if any. The exercise of the Over-Allotment Option is at the Underwriters’ sole discretion. The Representative’s Warrant (defined in Section 4(f)) and the shares of Common Stock issuable upon exercise thereof (“Representative’s Warrant Shares”) are referred to herein as the “Representative’s Securities.” The Firm Units, the Common Stock, the Warrants, the Option Shares, the Option Warrants, the shares of Common Stock underlying the Warrants and the Option Warrants and the Representative’s Securities are collectively referred to herein as the “Securities.” The Securities shall be issued directly by the Company and shall have the rights and privileges described in the Registration Statement, the Preliminary Prospectus and the Pricing Prospectus (as defined below). The offering and sale of the Securities is herein referred to as the “Offering.”

The Company and the several Underwriters hereby confirm their agreement as follows:

1. Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the Securities on Form S-1 (File No. 333-264463) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, including a preliminary prospectus relating to the Securities and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, including amendments thereto (including post effective amendments thereto) and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the pricing of the offering contemplated hereby is hereinafter called the “Pricing Prospectus.”

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The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus covering the Securities, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any Preliminary Prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called a “Prospectus.” Reference made herein to any Preliminary Prospectus, the Pricing Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein.

2. Representations and Warranties of the Company Regarding the Offering.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 4(d) below) and as of each Option Closing Date (as defined in Section 4(b) below), as follows:

(i) No Material Misstatements or Omissions. At each time of effectiveness, at the date hereof, at the Closing Date, and at each Option Closing Date, if any, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not, does not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined below) as of the date hereof and at the Closing Date and on each Option Closing Date, any roadshow or investor presentations delivered to and approved by the Underwriter for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”), if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date, and at each Option Closing Date, if any, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. For purposes of this Agreement, the term “knowledge of the Company” (or its correlatives) means the knowledge of the senior executive officers, or what such persons should have known if they had made due inquiry with respect to the matter being represented.

(ii) Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”).

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(iii) Accurate Disclosure.

(A) “Time of Sale Disclosure Package” means the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof.

(B) The Time of Sale Disclosure Package, at the time of filing with the Commission did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(C) At the time of filing of the Registration Statement and at the date hereof, the Company is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(iv) Financial Statements. The financial statements of the Company, together with the related notes and schedules, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP). No other financial statements, pro forma financial information or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(v) Independent Accountants. To the Company’s knowledge, Ernst & Young LLP and WithumSmith+Brown, PC, which have expressed their opinions with respect to the audited financial statements and schedules included as a part of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are both independent public accounting firms with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(vi) Accounting Controls. The Company will maintain a system of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(vii) Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials.

(viii) Statistical and Marketing-Related Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

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(ix) Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 001-[*]) providing for the registration pursuant to Section 12(b) under the Exchange Act of the shares of Common Stock. The registration of the shares of Common Stock and the Representative’s Warrant under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to terminate the registration of the shares of Common Stock or the Representative’s Warrant under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(x) Stock Exchange Listing. The shares of Common Stock and the Tradeable Warrants have been approved for listing on The Nasdaq Capital Market (“Nasdaq”), and the Company has taken no action designed to delist the shares of Common Stock from Nasdaq, nor has the Company received any written notification that Nasdaq is contemplating terminating such listing.

(xi) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3. Representations and Warranties Regarding the Company.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date and as of each Option Closing Date, if any, as follows:

(i) Good Standing.

(A) The Company has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization. The Company has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, considered as one entity, or in the Company’s ability to perform its obligations under this Agreement or the Representative’s Warrant (as defined in Section 4(f)) (“Material Adverse Effect”).

(B) All of the Subsidiaries of the Company are set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Each Subsidiary has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have, or be reasonably likely to result in, a Material Adverse Effect.

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(ii) Validity and Binding Effect of Agreements. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Representative’s Warrant and each of the other documents relating to the transactions contemplated hereby (the “Transaction Documents”) to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and the Representative’s Warrant, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii) Contracts. The execution, delivery and performance of this Agreement and the Representative’s Warrant and the consummation of the transactions herein and therein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company is subject, or by which any property or asset of the Company is bound or affected, except to the extent that such conflict, breach or default would not result in a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, except to the extent that such conflict, default, or Default Acceleration Event would not result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s current Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), or Amended and Restated Bylaws (“Bylaws”).

(iv) No Violations of Governing Documents. The Company is not in violation, breach or default under its Certificate of Incorporation, Bylaws or other equivalent organizational or governing documents or any Contract, except where the breach of any such Contract would not have a Material Adverse Effect.

(v) Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Representative’s Warrant and the issue and sale of the Securities and the Representative’s Securities, except (A) the registration under the Securities Act of the Securities and Representative’s Securities, which has been effected, (B) the necessary filings and approvals from Nasdaq to list the Securities and the shares of Common Stock underlying the Representative’s Warrant, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain would not result in a Material Adverse Effect.

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(vi) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The Company has not issued any capital stock since December 31, 2021, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Share Equivalents (defined below) outstanding as of the date of the Registration Statement. No Person other than the Representative has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except such rights which have been waived prior to the date hereof. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements (“Common Share Equivalents”) by which the Company or any Subsidiary is or may become bound to issue additional Common Stock or Common Share Equivalents or the capital stock of any Subsidiary. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Common Stock or other securities to any Person (other than the Underwriters). Other than what is disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal, state and foreign securities and other laws or the applicable statute of limitations has expired, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The offers and sales of the Company’s securities were at all relevant times either registered under the Securities Act and the applicable foreign and state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements or the applicable statute of limitations has expired. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Other than what is disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(vii) Taxes. The Company has (a) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and (b) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect). The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the knowledge of the Company, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

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(viii) Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, and except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities, due to the vesting of outstanding stock grants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, other than periodic accruals in the ordinary course pursuant to the terms of the Company’s outstanding debt, and (e) there has not been the occurrence of any Material Adverse Effect. Unless otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(ix) Absence of Proceedings. There has not been, and to the knowledge of the Company there is not pending or contemplated, any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under United States or foreign federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there has not been, and there is not pending or contemplated, any investigation by the Commission or any Foreign governmental authority involving the Company or any current or former director or officer of the Company.

(x) Regulatory. The Company is and at all times has been in compliance with all statutes, rules, or regulations applicable to the Company, including, without limitation, all statutes, rules, or regulations relating to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including the Federal Food, Drug, and Cosmetic Act and foreign equivalent laws regulate the research, development, testing, manufacture, packaging, storage, record-keeping, promotion, advertising, distribution, marketing, quality control, labeling, and export and import of pharmaceutical products, laws relating to the conduct of business in the internet and the Federal Hazardous Substances Act, state and foreign laws relating to the same, and licensing and certification Laws covering any material aspect of the business of the Company (“Applicable Laws”), except in each case as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus: (i) the Company has not received notice from any Governmental Entity (as defined below) alleging or asserting noncompliance with any Applicable Regulations (as defined below) or Authorizations (as defined below); (ii) the Company possesses all licenses, certificates, approvals, clearances, consents, authorizations, qualifications, registrations, permits, and supplements or amendments thereto required by any such Applicable Regulations and/or to carry on its businesses as now conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iii) the Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Regulations or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, has there been any material noncompliance with or violation of any Applicable Regulations by the Company requiring the issuance of any such communication or result in an investigation, corrective action, or enforcement action by any Governmental Entity; and (iv) the Company has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity has threatened or is considering such action. Neither the Company nor, to the Company’s knowledge, any of its directors, officers, employees or agents has been convicted of any crime under any Applicable Regulations. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its properties, assets or operations.

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(xi) Good Title. The Company has good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by it that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and those that would not result, or would not be reasonably likely to result, in a Material Adverse Effect. The property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

(xii) Intellectual Property. The Company owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the knowledge of the Company, no action or use by the Company necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Final Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. The Company has not received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not result or would not be reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 3(a)(xii), result in a Material Adverse Effect; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(a)(xii) result in a Material Adverse Effect; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(a)(xii), result in a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and would result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and are not described therein. The Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons. To the Company’s knowledge, there is no prior art or public or commercial activity that may render any patent included in the Intellectual Property Rights invalid or that would preclude the issuance of any patent on any patent application included in the Intellectual Property which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authority, as the case may be. The Company has not, and to the Company’s knowledge, no third party has, committed any act or omitted to undertake any act the effect of such commission or omission resulting, or would reasonably be expected to result, in a legal determination that any item of Intellectual Property Rights thereby was rendered invalid or unenforceable in whole or in part. The manufacture, use and sale of the products or product candidates described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as under development by the Company fall within the scope of one or more claims of the patents or patent applications included in the Intellectual Property Rights. Other than information disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property Rights that are owned or purported to be owned by the Company that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Intellectual Property Rights.

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(xiii) Employment Matters. There is (A) no unfair labor practice complaint pending against the Company, nor to the Company’s knowledge, threatened against it, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, resulting singularly or in the aggregate, in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(xiv) ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company resulting, or would reasonably be likely to result, singularly or in the aggregate, in a Material Adverse Effect. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(xv) Environmental Matters. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge.

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(xvi) SOX Compliance. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that, upon and at all times after the Effective Date, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof. (the “Sarbanes-Oxley Act”) that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon it and at all times after the effectiveness of such provisions.

(xvii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xviii) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, employee, representative, agent, affiliate of the Company or any other person acting on behalf of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(xix) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any other person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx) Insurance. Following the closing of the offering contemplated hereby, the Company will carry insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

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(xxi) Books and Records. The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), since the time of its incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(xxii) No Violation. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other United States or foreign governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case has not resulted, and would not reasonably be expected to result, in a Material Adverse Effect.

(xxiii) Continued Business. No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such discontinuation or decrease has not resulted in a Material Adverse Effect.

(xxiv) No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA.

(xxv) No Fees. Except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the twelve (12) month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxvi) Proceeds. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxvii) No FINRA Affiliations. To the Company’s knowledge and except as disclosed to the Representative in writing, no (i) officer or director of the Company or (ii) owner of 5% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and counsel to the Underwriters if it becomes aware that any officer, director of the Company or any owner of 5% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxviii) No Financial Advisor. Other than the Underwriters no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

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(xxix) Data Privacy and Security Laws. The Company is, and at all prior times was, in material compliance with all applicable state and federal data privacy and security laws and regulations in the United States, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) as amended by the Health Information Technology for Economic and Clinical Health Act, and the Company has taken commercially reasonable actions to prepare to comply with, and have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies: (i) it has not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(xxx) No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(xxxi) Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans, pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities or in connection with the vesting of any outstanding stock grants.

(xxxii) Compliance with Laws. The Company, (A) to the best of its knowledge, is and at all times has been in compliance with, to the extent applicable, (i) the Federal Food, Drug, and Cosmetic Act (the “FDCA”), (ii) the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and Laws applicable to hazardous or regulated substances and radioactive or biologic materials, (iii) the federal Anti-Kickback Statute, (iv) the False Claims Act, (v) the Civil Monetary Penalties Law, (vi) the Physicians Payments Sunshine Act; (vii) the criminal False Claims Law, (viii) the HIPAA as amended by the Health Information Technology for Economic and Clinical Health Act, (xi) licensing and certification laws covering any aspect of the business of the Company and (ix) all other statutes, rules or regulations applicable to the Company (“Applicable Laws”), except as would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (B) has not received any warning letter, untitled letter or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or to carry on its business as now conducted (“Applicable Authorizations”); (C) possesses all material Application Authorizations and such material Applicable Authorizations are valid and in full force and effect and are not in material violation of any term of any such Applicable Authorizations; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Applicable Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding nor, to the Company’s knowledge, has there been any material noncompliance with or violation of any Applicable Laws by the Company that requires the issuance of any such communication or would reasonably be expected to result in an investigation, corrective action, or enforcement action by any Governmental Entity; (E) has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Applicable Authorizations and has no knowledge that any such Governmental Entity has threatened or is considering such action; (F) to its knowledge, has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Applicable Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

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(xxxiii) Clinical and Preclinical Studies. The studies, tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company were and, if still ongoing, are being conducted in all material respects in accordance with the applicable protocols, procedures and controls pursuant to accepted professional scientific standards and all authorizations and applicable laws and the rules and regulations promulgated thereunder and any applicable laws, rules, and regulations of the jurisdiction in which such trials and studies are being conducted; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus when viewed in the context in which such results are described and the clinical state of development; and, except to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company has not received any written notices or correspondence from the FDA or any governmental entity requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(xxxiv) Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(xxxv) Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final or Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus that have not been described as required.

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(xxxvi) Stock Option Plans. As of the date of this Agreement, there are no outstanding stock options under the Company’s stock incentive plans, other than what is disclosed Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(xxxvii) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers immediately prior to the Offering is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires to become inaccurate and incorrect.

(xxxviii) Board of Directors. The Board of Directors is comprised of the persons set forth under the heading of “Management” in the Registration Statement, Time of Sale Disclosure Package and the Final Prospectus. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Nasdaq Capital Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Nasdaq Capital Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Nasdaq Capital Market.

(xxxix) IT Systems. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company reasonably believes that (A) the Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”), (B) the Company IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted and (C) the Company and the Subsidiaries have implemented reasonable backup, security and disaster recovery technology consistent with applicable regulatory standards.

(xl) Industry Data. The statistical and market-related data included in each of the Registration Statement, Time of Sale Disclosure Package and the Final Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(xli) Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that materially affect the Company’s or its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement and the Prospectus which have not been described or incorporated by reference as required.

(xlii) Diligence Materials. The Company has provided to the Representative and Representative Counsel all materials required or necessary to respond in all material respects to the diligence request submitted to the Company or Company Counsel by the Representative.

4. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Units to the several Underwriters, and the several Underwriters agree, severally and not jointly, to purchase the Firm Units set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price for each Firm Unit shall be $[*] per Firm Unit (or 91% of the public offering price) (the “Unit Offering Price”), provided however, that if more than twenty-five percent (25.0%) of the Firm Units offered hereby are sold to existing investors in the Company as agreed by the Representative, then the purchase price for the Firm Units sold to those investors will be reduced to $[*] per share (or 96% of the public offering price). The prices of the Units shall be set forth in Schedule II hereof.

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(b) The Company hereby grants to the Underwriters the option to purchase some or all of the Option Shares and Option Warrants or Option Warrants, or any combination of Option Shares and Option Warrants, and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right, severally and not jointly, to purchase all or any portion of the Option Shares and/or Option Warrants as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. The purchase price to be paid per Option Share shall be equal to the product of the Unit Offering Price minus $0.01 multiplied by 0.91 and the purchase price to be paid per Option Warrant shall be equal to $0.0091. The Underwriters shall not be under any obligation to purchase any of the Option Shares or Option Warrants prior to the exercise of the Over-Allotment Option. This Over-Allotment Option may be exercised by the Underwriters at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares and/or Option Warrants as to which the Over-Allotment Option is being exercised, and the date and time when the Option Shares and/or Option Warrants are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first Business Day after the date on which the Over-Allotment Option shall have been exercised nor later than the fifth Business Day after the date on which the Over-Allotment Option shall have been exercised unless the Company and the Representative otherwise agree. Upon exercise of the Over-Allotment Option with respect to all or any portion of the Option Shares or Option Warrants subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Option Shares and/or Option Warrants specified in such notice; and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Option Shares and/or Option Warrants then being purchased as set forth in Schedule I opposite the name of such Underwriter, subject to such adjustments as the Representative, in its sole discretion, shall determine. The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company (except to the extent the Representative has exercised the Over-Allotment Option in accordance herewith). “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day. Any action that is to take place hereunder on a day that is not a Business Day shall take place on the next succeeding Business Day.

(c) Payment of the purchase price for and delivery of the Option Shares and/or Option Warrants shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Units as set forth in subparagraph (d) below.

(d) The Firm Units will be delivered by the Company to the Representative, for the respective accounts of the several Underwriters against payment of the aggregate Unit Offering Price therefor by wire transfer of same day funds payable to the order of the Company at the offices of WallachBeth Capital, LLC, Harborside Financial Plaza 5, 185 Hudson Street, Suite 1410, Jersey City, New Jersey 07311, or such other location as may be mutually acceptable, at 10:00 a.m. Eastern Time, on the second (or if the Firm Units are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the third) full Business Day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Shares and/or Option Warrants, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Units is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Common Stock and the Warrants which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one (1) Business Day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall with respect to the Common Stock and the Warrants, be made through the facilities of The Depository Trust Company’s Deposit or Withdrawal at Custodian (“DWAC”) system.

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(e) It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Units and any Option Shares and/or Option Warrants the Underwriters have agreed to purchase. The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) The Company hereby agrees to issue to the Underwriters (and/or its designees) on the Closing Date a five-year warrant (the “Representative’s Warrant”) for the purchase of an aggregate of up to 25,507 shares of Common Stock, representing up to two percent (2.0%) of the Firm Units plus two percent (2.0%) of any Option Shares purchased in the Offering, provided that if more than twenty five percent (25%) of the Firm Units or Option Shares offered hereby are sold to existing investors in the Company as agreed by the Representative, then the number of shares subject to the Representative’s Warrant relating to the Firm Units and Option Shares sold to existing investors shall cover only two-and-one-half percent (2.5%) of the number of shares of Firm Units and Option Shares purchased by the existing investors. The Representative’s Warrant, in the form attached hereto as Exhibit A, shall be exercisable, in whole or in part, commencing on a date which is six (6) months after the date of the commencement of sales of the Firm Units in the public Offering after the effective date of the Registration Statement (the “Effective Date”) and expiring on the five-year anniversary of the Effective Date at an initial exercise price per share of Common Stock equal to 115% of the Unit Offering Price (subject to adjustment as set forth therein). The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant and the underlying shares of Common Stock during the one hundred eighty (180) days after the commencement of sales of the Firm Units in the public Offering after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the commencement of sales of the Firm Units in the public Offering after the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering of the Securities or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the Representative’s Warrant shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request.

5. Covenants.

(a) The Company covenants and agrees with the Underwriters as follows:

(i) The Company shall prepare the Final Prospectus in a form approved by the Representative and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(ii) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(iii) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock or the Tradeable Warrants from any securities exchange upon which either is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B or 430C as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

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(iv) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(v) The Company shall take or cause to be taken all necessary action to qualify the Securities and Representative’s Securities for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vi) The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vii) The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system) to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

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(viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all expenses relating to the Offering, including, without limitation, (a) all filing fees and communication expenses relating to the registration of the Securities and the Representative’s Securities to be sold in the Offering with the Commission; (b) all actual Public Offering Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the Common Stock and the Tradeable Warrants on the Nasdaq Capital Market; (d) all fees, expenses and disbursements, if any, relating to the registration or qualification of the Securities and the Representative’s Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representatives may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable and documented fees and disbursements of “blue sky” counsel); (e) all actual fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities and the Representative’s Securities under the securities laws of such foreign jurisdictions as the Representatives may reasonably designate; (f) the costs of all mailing and printing of the Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and Final Prospectuses as the Representatives may reasonably deem necessary; (g) the costs of preparing, printing and delivering certificates representing the Securities and the Representative’s Securities; (h) fees and expenses of the transfer agent for the Common Stock; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (j) the fees and expenses of the Company’s accountants; (k) the fees and expenses of the Company’s legal counsel and other agents and representatives; (l) all reasonable and documented “road show” expenses for the Offering; and (m) the due diligence fees and expenses of the Underwriters, including, without limitation, legal fees and expenses of the Underwriters and other diligence expenses. The Representatives may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or any Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters, provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the reasonable and documented out-of-pocket expenses incurred in connection with the Offering and any advance paid by the Company to the Representative but not utilized against accountable expenses will be returned to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

(ix) The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

(x) The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xi) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally, and not jointly, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xii) The Company hereby agrees that, without the prior written consent of the Representative, it and any successors will not, during the period ending one hundred and eighty (180) days after the date hereof (“Lock-Up Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock or (c) enter into any swap or other arrangement that transfers to another in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of capital stock of the Company or any successors or such other securities, in cash or otherwise. The restrictions contained in the preceding sentence shall not apply to (i) the shares of Common Stock to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, which is disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the terms of which option, warrant or other outstanding convertible security are not thereafter amended, (iii) the issuance by the Company of shares of Common Stock upon the vesting of outstanding stock grants, (iv) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, provided that if the grantee of any such equity award set forth in this Section is an executive officer or director of the Company, such person enters into a Lock-Up Agreement (as defined below) in the form attached hereto as Exhibit B in connection with any such grant, provided further that such securities issued to advisors or consultants of the Company are issued as “restricted securities” (as defined in Rule 144 of the Securities Act) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period, and (v) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to an equity compensation plan described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

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(xiii) From the date hereof until the 181st day after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of capital stock of the Company or any of its subsidiaries or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or any of its subsidiaries (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(xiv) To engage and maintain, at its expense, a registrar and transfer agent for the Common Stock (if other than the Company) for a period of at least three (3) years after the Effective Date..

(xv) To use its commercially reasonable best efforts to maintain the listing of the Common Stock and the Tradeable Warrants on the Nasdaq Capital Market for a period of at least three (3) years after the Effective Date.

(xvi) To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or will constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(xvii) As of the Closing Date, the Company shall have retained an investor relations advisory firm reasonably acceptable to the Representative and the Company and shall retain such firm or another firm reasonably acceptable to the Representative for a period of not less than one (1) year after the Closing Date.

(xviii) Within 120 days from the closing date of the Offering, the Company will have appropriate Directors’ & Officers’ (“D&O”) and Errors & Omissions (“E&O”) insurance with appropriate liability levels as reasonably determined by the Company. The Company acknowledges and agrees that the Representative and their principal officers shall be named additional insureds of the Company’s D&O and E&O insurance policies.

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(b) Right of First Refusal; Tail.

(i) For a period of sixteen (16) months from the closing of the Offering, the Company hereby grants a right of first refusal to the Representative to act as lead underwriter or book-running manager or placement agent for each and every future public and private equity, equity-linked, convertible or debt (excluding commercial bank debt) offerings of the Company, or any successor to or any subsidiary of the Company during such sixteen (16) month period. If the Representative fails to accept an offer within ten (10) Business Days after the receipt of a notice containing the material terms of a proposed financing by registered mail or overnight courier service addressed to the Representative, then the Representative shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Representative’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals.

(ii) For a period of 12 months after the closing of the Offering, the Representative will receive a cash fee equal to the underwriting discount and the Representative’s Warrant set forth herein with respect to any sale, merger, acquisition or other similar transactions (each, a “Transaction”) occurring with a party introduced to the Company by the Representative in connection with the Offering.

The term “Transaction” shall include, without limitation, any investment in (whether in one or a series of transactions) the assets or the capital stock of the Company, through any proposed merger, consolidation, joint venture or other business/strategic combination with or involving the Company or any event which results in the transfer of control of or a material interest in the Company or of all or a substantial amount of the assets thereof, as well as any recapitalization or restructuring of the Company by the current owners, a third party or any combination thereof, or any other form of transaction which results in the effective acquisition of the principal business and operations of the Company.

6. Conditions of the Underwriter’s Obligations. The respective obligations of the several Underwriters hereunder to purchase the Securities are subject to the accuracy, as of the date hereof and at all times through the Closing Date, and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a) If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

(b) At the Closing Date and at each Option Closing Date, the Common Stock and Warrant and, as to each Option Closing Date, if any, the applicable Option Shares and Option Warrants, shall be delivered in book-entry form unless physical certificates are requested by the Underwriters in their discretion (in form and substance satisfactory to the Underwriters) representing the Common Stock and Warrants and Option Shares and/or Option Warrants (or through the full fast transfer facilities of The Depository Trust Company (the “DTC”)) for the account of the Underwriters.

(c) At the Closing Date and at each Option Closing Date, if any, the duly executed and delivered legal opinion as set forth in Exhibit C hereto and negative assurance letter of Dykema Gossett PLLC (“Company Counsel”) as set forth in Exhibit D hereto, all dated as of the Closing Date, and dated as of each Option Closing Date, if any, in form and substance satisfactory to counsel to the Underwriters.

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(d) At the Closing Date and at each Option Closing Date, if any, the duly executed and delivered opinion of Peacock Law P.C. (“Special Intellectual Property Counsel”) for the Company as set forth in Exhibit E hereto, with respect to certain intellectual property matters, addressed to the Underwriters, dated as of the Closing Date and each Option Closing Date, if any, in form and substance satisfactory to counsel to the Underwriters;

(e) At the Closing Date and at each Option Closing Date, if any, the duly executed and delivered opinion of Hyman, Phelps & McNamara, P.C. (“FDA Counsel”) for the Company as set forth in Exhibit F hereto, with respect to certain matters relating to the U.S. Food and Drug Administration, addressed to the Underwriters, dated as of the Closing Date and each Option Closing Date, if any, in form and substance satisfactory to counsel to the Underwriters;

(f) At the Closing Date and at each Option Closing Date, if any, the duly executed and delivered negative assurance letter of Timothy P. Zannes, Esq., General Counsel (“General Counsel”) for the Company as set forth in Exhibit G hereto, with respect to certain matters relating to the U.S. Food and Drug Administration, addressed to the Underwriters, dated as of the Closing Date and each Option Closing Date, if any, in form and substance satisfactory to counsel to the Underwriters;

(g) The Common Stock and the Tradeable Warrants shall be approved for listing on the Nasdaq Capital Market, and satisfactory evidence thereof shall have been provided to the Representative and its counsel.

(h) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(i) The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Representative, is material, or omits to state a fact which, in the reasonable opinion of the Representative, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(j) The Underwriters shall have received a letter from WithumSmith+Brown and Ernst & Young LLP, on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as of a date not prior to the date hereof or more than three (3) days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

(k) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date and on each Option Closing Date and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, substantially in the form required by Exhibit H attached hereto.

(l) On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Secretary’s Certificate, substantially in the form required by Exhibit I attached hereto.

(m) On the Closing Date and on each Option Closing Date, if any, a certificate of good standing from the Secretary of State of Delaware dated as of such Closing Date or each Option Closing Date.

(n) On or before the date hereof, the Representative shall have received duly executed lock-up agreement, substantially in the form of Exhibit B hereto (each a “Lock-Up Agreement”), by and between the Representative and each of the parties specified in Schedule IV.

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(o) On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Warrant in the form of Exhibit A hereto and the Placement Agent’s Warrant in the form as filed as Exhibit 4.4 to the Registration Statement.

(p) The Company shall have furnished to the Representative and its counsel such additional documents, certificates and evidence as the Representative and its counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(a)(viii), Sections 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, and their respective directors and officers, employees, agents, counsel and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (Written Testing-the-Waters Communications), any Prospectus, the Final Prospectus, or any amendment or supplement thereto, or the Marketing Materials or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Underwriter Indemnified Party for any reasonable and documented legal or other expenses incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f).

(b) Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f), and will reimburse the Company for any reasonable and documented legal or other expenses incurred by the Company in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount equal to the Underwriting discount applicable to the Firm Units actually received by such Underwriter hereunder.

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(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of the of the underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting commitments and not joint.

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(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability that each Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f) For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the “Underwriting – Electronic Offer, Sale and Distribution of Units” and “Underwriting – Price Stabilization, Short Positions and Penalty Bids” sections of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to stabilization and related activities that may be undertaken by such Underwriter.

8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters and the Company contained in Section 5(a)(viii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

9. Termination of this Agreement.

(a) The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Shares and/ or Option Warrants to be purchased on such Option Closing Date only), if in the reasonable discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the reasonable judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities (ii) trading in securities generally on the Nasdaq Stock Market, the NYSE or the NYSE American shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or NYSE American, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or other international political, financial or economic conditions or any other calamity or crisis, including a pandemic, general order to shut down businesses by any federal or state authority, (vi) the Company suffers any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(viii) and Section 7 hereof shall at all times be effective and shall survive such termination.

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(b) If the Representative elects to terminate this Agreement as provided in this Section 9, the Company and the other Underwriters shall be notified promptly by the Representative by telephone, confirmed in writing which may be via electronic mail.

(c) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) the Company will reimburse the Representative only for all actual, accountable out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) reasonably incurred by the Representative in connection with the proposed purchase and sale of the Securities or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Securities agreed to be purchased by it under this Agreement on the Closing Date or Option Closing Date, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, or to the other Underwriters for damages occasioned by its failure or refusal.

10. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase Firm Units hereunder on the Closing Date or the Option Shares or Option Warrants on any Option Closing Date and the aggregate number of Firm Units or Option Shares or Option Warrants which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Firm Units or Option Shares or Option Warrants to be purchased by all Underwriters on such Closing Date or Option Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Firm Units or Option Shares or Option Warrants, respectively, which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Firm Units with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Firm Units to be purchased by all Underwriters on such Closing Date or is more than ten percent (10%) of the total number of Option Shares or Option Warrants on such Option Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Firm Units or Option Shares or Option Warrants by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Firm Units or Option Shares or Option Warrants of a defaulting Underwriter or Underwriters on such Closing Date or Option Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date or Option Closing Date for a period of not more than five (5) full Business Days in order to permit the Company to effect whatever changes in the Registration Statement, the Final Prospectus, or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the final Prospectus which may thereby be made necessary, and (ii) the respective numbers of Firm Units or Option Shares or Option Warrants to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriters or the Company, except that the obligations with respect to expenses to be paid or reimbursed pursuant to Section 5(a)(viii) and Section 7 and Sections 9 through 17, inclusive, shall not terminate and shall remain in full force and effect.

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11. Notices. All notices and communications hereunder shall be in writing and mailed or delivered or by telephone, electronic mail or telegraph if subsequently confirmed in writing, (a) if to the Representative, WallachBeth Capital, LLC Harborside Financial Center Plaza 5, 185 Hudson Street, Suite 1410 Jersey City, New Jersey 07311, Attention: Kenneth Bantum, with a copy (which shall not constitute notice) to Carmel, Milazzo & Feil LLP, 55 West 39th Street, 18th Floor, New York, NY 10018, Attention: Ross Carmel, and (b) if to the Company, to bioAffinity Technologies, Inc., 22211 W Interstate 10, Suite 1206, San Antonio, Texas 78257, Attention Ms. Maria Zannes, Chief Executive Officer, with a copy (which shall not constitute notice) to Wilhelm E. Liebmann, Esq. Dykema Gossett PLLC, 112 E. Pecan Street, Suite 1800, San Antonio, Texas 78205.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any Underwriters.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company.

14. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the State’s conflicts of laws statutes or rules.

17. Submission to Jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) AND THE UNDERWRITER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

18. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

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Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

BIOAFFINITY TECHNOLOGIES, INC.

By:
Name:	Maria Zannes
Title:	Chief Executive Officer

Confirmed as of the date first above-mentioned by the Representative of the several Underwriters.

WALLACHBETH CAPITAL, LLC

By:
Name:	Eric Schweitzer
Title:	Chief Compliance Officer

[Signature page to Underwriting Agreement]

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SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased

WallachBeth Capital, LLC
Craft Capital Management LLC

Total

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SCHEDULE II

Pricing Information

Number of Firm Units: [*]

Number of Option Shares: [*]

Number of Option Warrants: [*]

Public Offering Price per Firm Unit: $[*]

Public Offering Price per Option Share: $[*]

Public Offering Price per Option Warrant: $0.01

Underwriting Discount per Firm Unit: $[*] (9.0% per Firm Unit)

Underwriting Discount per Option Share: $[*] (9.0% per Option Share)

Underwriting Discount per Option Warrant: $0.0009

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SCHEDULE III

Free Writing Prospectus

Free Writing Prospectus (File No. 333-264463) filed pursuant to Rule 433 with the Securities and Exchange Commission on May 26, 2022.

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SCHEDULE IV

List of Lock-Up Parties

●	Maria Zannes
●	Vivienne Rebel
●	Michael Edwards
●	Timothy P. Zannes
●	Steven Girgenti
●	Robert Anderson
●	Stuart Diamond
●	Peter Knight
●	Mohsin Meghji
●	Gary Rubin
●	Madeleine Lemieux
●	The Harvey Sandler Revocable Trust

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EXHIBIT A

Form of Representative’s Warrant

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE LATER OF THE EFFECTIVE DATE (DEFINED BELOW) OR THE COMMENCEMENT OF SALES OF THE OFFERING TO WHICH THIS PURCHASE WARRANT RELATES TO ANYONE OTHER THAN WALLACHBETH CAPITAL, LLC OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF WALLACHBETH CAPITAL, LLC OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [DATE THAT IS 180 DAYS FROM THE DATE OF THE COMMENCEMENT OF SALE OF THE COMMON STOCK IN THE OFFERING].

VOID AFTER 5:00 P.M., EASTERN TIME, [DATE THAT IS FIVE YEARS FROM THE EFFECTIVE DATE OF THE OFFERING].

WARRANT TO PURCHASE COMMON STOCK

BIOAFFINITY TECHNOLOGIES, INC.

Warrant Shares: [*]1

Initial Exercise Date: [DATE THAT IS 180 DAYS FROM THE COMMENCEMENT OF THE SALE OF THE FIRM UNITS IN THE OFFERING]

1. Purchase Warrant. THIS CERTIFIES THAT, pursuant to that certain Underwriting Agreement by and between BIOAFFINITY TECHNOLOGIES, INC., a Delaware corporation (the “Company”) and WallachBeth Capital, LLC dated [*], 2022, as amended (the “Underwriting Agreement”), WallachBeth Capital, LLC (“Holder”) and its assignees, as registered holders of this Purchase Warrant, is entitled, at any time or from time to time from [*], 2022 (the “Effective Date”), the date that is one hundred and eighty (180) days after the date of the commencement of the sales of the Company’s units (each unit (“Unit”) consisting of one share of the Company’s common stock, $0.007 par value per share (“Common Stock”), one tradeable warrant to purchase one share of Common Stock, and one non-tradeable warrant to purchase one share of Common Stock) in the Company’s initial public offering, and at or before 5:00 p.m., Eastern time, on [*], 2027 (five (5) years from the Effective Date) (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [*] shares of Common Stock of the Company (equal to two (2.0%) percent of the Common Stock sold in the Offering including any exercise of the overallotment option), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this purchase warrant (“Purchase Warrant”). This Purchase Warrant is initially exercisable at $[*] per share of Common Stock (115% of the price of the Common Stock sold in the Offering); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per share and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price as set forth above or the adjusted exercise price as a result of the events set forth in Section 6 below, depending on the context.

Capitalized terms not defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

1 (2.0%) of the number of shares of Common Stock sold in the Offering.

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2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Common Stock being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2 Cashless Exercise. At any time after the Exercise Date and until the Expiration Date, Holder may elect to receive the number of shares of Common Stock equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

X =	Y(A-B)
A

Where,

X=The number of shares of Common Stock to be issued to Holder;
Y=The number of shares of Common Stock for which the Purchase Warrant is being exercised;
A=The fair market value of one share of Common Stock; and
B=The Exercise Price.

For purposes of this Section 2.2, the “fair market value” of a share of Common Stock is defined as follows:

(i) if the Common Stock is traded on a national securities exchange or the OTCQB Market (or similar quotation system), the value shall be deemed to be the closing price on such exchange or quotation system the trading day immediately prior to the exercise form being submitted in connection with the exercise of this Purchase Warrant; or

(ii) if there is no market for the Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3 Legend. Each certificate for the Common Stock purchased under this Purchase Warrant shall bear a legend as follows unless such Common Stock has been registered under the Securities Act of 1933, as amended (the “Act”), or are exempt from registration under the Act:

“The Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the Common Stock nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available.”

3. Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant for a period of one hundred eighty (180) days following the Effective Date to anyone other than: (i) the Underwriter or a representative or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of the Underwriter or of any such selected dealer, in each case in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after that date that is one hundred eighty (180) days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

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3.2 Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Company that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities that has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and includes a current prospectus or (iii) a registration statement, pursuant to which the Holder has exercised its registration rights pursuant to Sections 4.1 and 4.2 herein, relating to the offer and sale of such securities has been filed and declared effective by the Commission and compliance with applicable state securities law has been established.

4. Registration Rights.

4.1 Demand Registration.

4.1.1 Grant of Right. The Company, upon written demand (a “Demand Notice”) of the Holders of at least 51% of the Purchase Warrants and/or the underlying Common Shares, agrees to register, on one (1) occasion, all or any portion of the Common Shares underlying the Purchase Warrants (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the Commission covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 4.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holders to all other registered Holders of the Purchase Warrants and/or the Registrable Securities within ten (10) days after the date of the receipt of any such Demand Notice. Notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 4.1 shall not be applicable so long as the Company’s Registration Statement on Form S-1 (File No. 333-264463) covering the Registrable Securities remains effective.

4.1.2 Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 4.1.1, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such states as are reasonably requested by the Holders; provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 4.1.1 to remain effective for a period of at least twelve (12) consecutive months after the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holders shall only use the prospectuses provided by the Company to sell the shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 4.1.2, the Holder shall be entitled to a demand registration under this Section 4.1.2 on only one (1) occasion and such demand registration right shall terminate on the fifth anniversary of the Effective Date in accordance with FINRA Rule 5110(g)(8)(C).

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4.2 “Piggy-Back” Registration.

4.2.1 Grant of Rights. In addition to the demand right of registration described in Section 4.1 hereof, the Holder shall have the right, for a period of no more than seven (7) years from the Effective Date in accordance with FINRA Rule 5110(g)(8)(D), to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or Form S-4 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Common Shares which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities. Notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 4.2 shall not be applicable so long as the Company’s Registration Statement on Form S-1 (File No. 333-264463) covering the Registrable Securities remains effective.

4.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.2.1 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days’ written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Purchase Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.2.2; provided, however, that such registration rights shall terminate on a date that is seven (7) years from the Effective Date.

4.3 General Terms.

4.3.1 Indemnification. The Company shall indemnify the Holders of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 5.1 of the Underwriting Agreement between the Underwriters and the Company, dated as of [*], 2022. The Holders of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense, or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5.2 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

4.3.2 Exercise of Purchase Warrants. Nothing contained in this Purchase Warrant shall be construed as requiring the Holders to exercise their Purchase Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

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4.3.3 Documents Delivered to Holders. The Company shall furnish to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of: (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent registered public accounting firm which has issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditor, and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to the information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records, and properties, and opportunities to discuss the business of the Company with its officers and independent auditor, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

4.3.4 Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 4, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder, and such managing underwriters, and shall contain such representations, warranties, and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties, and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Shares, and their intended methods of distribution.

4.3.5 Documents to be Delivered by Holders. Each of the Holders participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4.3.6 Damages. Should the registration or the effectiveness thereof required by Sections 4.1 and 4.2 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holders shall, in addition to any other legal or other relief available to the Holders, be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

4.4 Termination of Registration Rights. The registration rights afforded to the Holders under this Section 4 shall terminate on the earliest date when all Registrable Securities of such Holder either: (i) have been publicly sold by such Holder pursuant to a Registration Statement, (ii) have been covered by an effective Registration Statement on Form S-1 or Form S-3 (or successor form), which may be kept effective as an evergreen Registration Statement, or (iii) may be sold by the Holder (including on a cashless basis) within a 90 day period without registration pursuant to Rule 144 or consistent with applicable SEC interpretive guidance (including C&DI No. 201.04 (April 2, 2007) or similar interpretive guidance).

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5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of Common Stock purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Shares of Common Stock. The Exercise Price and the number of shares of Common Stock underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Common Stock is increased by a stock dividend payable in Common Stock or by a split up of the Common Stock or other similar event, then, on the effective day thereof, the number of shares of Common Stock purchasable hereunder shall be increased in proportion to such increase in outstanding shares of Common Stock, and the Exercise Price shall be proportionately decreased.

6.1.2 Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price provided that the Base Share Price shall not be less than $[*] (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the Initial Issuance Date). Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any shares of Common Stock or Common Stock Equivalents subject to this Section 6.1.2, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued shares of Common Stock or Common Stock Equivalents at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised. An “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of the Common Stock to be issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock dividends, stock splits or combinations) or to extend the term of such securities, (c) securities in connection with an underwritten public offering, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person or entity (“Person”) (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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6.1.3 Aggregation of Shares of Common Stock. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of the Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

6.1.4 Replacement of Common Stock upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Stock other than a change covered by Section 6.1.1, 6.1.2 or Section 6.1.3 hereof or that solely affects the par value of such Common Stock, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Common Stock covered by Section 6.1.1, 6.1.2 or Section 6.1.3, then such adjustment shall be made pursuant to Section 6.1.1, Section 6.1.2, 6.1.3 and this Section 6.1.34 The provisions of this Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.5 Fundamental Transaction. If, at any time while this Purchase Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of the Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spinoff or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with, the other Persons making or party to such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Purchase Warrant, the Holder shall have the right to receive, for each Purchase Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional or alternative consideration (the “Alternative Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Purchase Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternative Consideration based on the amount of Alternative Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternative Consideration in a reasonable manner reflecting the relative value of any different components of the Alternative Consideration. If holders of the Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternative Consideration it receives upon any exercise of this Purchase Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Purchase Warrant, and to deliver to the Holder in exchange for this Purchase Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Purchase Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Purchase Warrant prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Purchase Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Purchase Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of, the Company and shall assume all of the obligations of the Company, under this Purchase Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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6.1.6 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

6.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of Common Stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of shares of Common Stock of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section 6 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of a share of Common Stock upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause this Purchase Warrant and all Common Stock issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTCQB Market or any successor quotation system) on which the Common Stock issued to the public in the Offering may then be listed and/or quoted (if at all).

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8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Common Stock any additional shares of the Company or securities convertible into or exchangeable for shares of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4 Transmittal of Notices. All notices and communications hereunder shall be in writing and mailed or delivered or by telephone, electronic mail or telegraph if subsequently confirmed in writing, (a) if to the Representative, WallachBeth Capital, LLC Harborside Financial Center Plaza 5, 185 Hudson Street, Suite 1410 Jersey City, New Jersey 07311, Attention: Kenneth Bantum, with a copy (which shall not constitute notice) to Carmel, Milazzo & Feil LLP, 55 West 39th Street, 18th Floor, New York, NY 10018, Attention: Ross Carmel, and (b) if to the Company, to bioAffinity Technologies, Inc., 22211 W Interstate 10, Suite 1206, San Antonio, Texas 78257, Attention Ms. Maria Zannes, Chief Executive Officer, with a copy (which shall not constitute notice) to Wilhelm E. Liebmann, Esq. Dykema Gossett PLLC, 112 E. Pecan Street, Suite 1800, San Antonio, Texas 78205.

9. Miscellaneous.

9.1 Amendments. The Company and the Underwriter may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Underwriter may deem necessary or desirable and that the Company and the Underwriter deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3 Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

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9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and the Underwriter enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

9.8 Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the [*] day of [*], 2022.

BIOAFFINITY TECHNOLOGIES, INC.

By:
Name:	Maria Zannes
Title:	Chief Executive Officer

[Signature page to Representative’s Warrant]

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EXHIBIT A

(to Form of Representative’s Warrant)

NOTICE OF EXERCISE

TO: BioAffinity Technologies, Inc.

(1) The undersigned hereby elects to purchase [*] Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ]	in lawful money of the United States; or

[ ]	if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please register and issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

[________________________]

[________________________]

[________________________]

(4) Accredited Investor. If the Warrant is being exercised via cash exercise, the undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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EXHIBIT B

(to Form of Representative’s Warrant)

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [*] all of or [*] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated: ,

Holder’s Signature:	_____________________

Holder’s Address:	_____________________
_____________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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EXHIBIT B

Form of Lock-Up

Agreement

[*], 2022

WallachBeth Capital, LLC

Harborside Financial Plaza 5

185 Hudson St., Suite 1410

Jersey City, NJ 07311

As Representative of the several Underwriters named on Schedule 1 to the Underwriting Agreement referenced below

Ladies and Gentlemen:

The undersigned understands that WallachBeth Capital, LLC (the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) of shares of common stock, par value $0.007 per share, of the Company (the “Common Stock”). Terms not defined herein shall have the meaning given to them in the Underwriting Agreement.

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the date hereof and ending one hundred eighty (180) days after the effective date of the Registration Statement on Form S-1 relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to members, partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned; (e) if the undersigned is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) (d) or (e), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period; (f) the receipt by the undersigned from the Company of Common Stock upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company’s Common Stock issued under an equity incentive plan of the Company or an employment arrangement described in the Pricing Prospectus (as defined in the Underwriting Agreement) (the “Plan Shares”) or the transfer or withholding of Common Stock or any securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this lock-up agreement; (g) the transfer of Lock-Up Securities pursuant to agreements described in the Pricing Prospectus under which the Company has the option to repurchase such securities or a right of first refusal with respect to the transfer of such securities, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report describing the purpose of the transaction; (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period; (i) the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 13 or Section 16(a) of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and (j) the transfer of Lock- Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control (as defined below) of the Company after the closing of the Public Offering and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement. For purposes of clause (j) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d- 5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

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If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three (3) Business Days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver; and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) Business Days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) Business Days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by [*], 2022 or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

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EXHIBIT C

Opinion of Dykema Gossett PLLC

Dykema Gossett PLLC Weston Centre 112 E. Pecan Street, Suite 1800 San Antonio, TX 78205 www.dykema.com Tel: (210) 554-5500 Fax: (210) 226-8395

August [*], 2022

WallachBeth Capital, LLC Harborside Financial Plaza 5 185 Hudson St., Suite 1410 Jersey City, New Jersey 07311

Gentlepersons:

We have acted as counsel to bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of: (i) 1,285,325 Units (the “Firm Units”) at an estimated initial public offering price between $6.00 and $6.25 per Firm Unit (the “Price Range”), each Firm Unit consisting of (1) one share of the Company’s common stock, par value $0.007 per share (the “Common Stock”), (2) one five-year tradeable warrant (a “Tradeable Warrant”) to purchase one share of Common Stock at an exercise price equal to 120% of the assumed public offering price of $6.125 per Firm Unit (the “Unit Offering Price”), which is the midpoint of the Price Range, and (3) one five-year non-tradeable warrant (a “Non-tradeable Warrant”; together with each Tradeable Warrant, the “Warrants”) to purchase one share of Common Stock at an exercise price equal to 125% of the Unit Offering Price; (ii) up to an additional 192,799 shares of Common Stock (the “Option Shares”) and/or 192,799 Non-tradeable Warrants and/or 192,799 Tradeable Warrants (such additional Non-tradeable Warrants or Tradeable Warrants, the “Option Warrants”), pursuant to an option granted by the Company to the underwriters listed on Schedule I hereto (the “Underwriters”); (iii) the warrant to be issued to WallachBeth Capital, LLC as representative of the Underwriters (the “Representative”; such warrant, the “Representative’s Warrant”); and (iv) the shares of Common Stock underlying the Warrants (the “Warrant Shares”), the Option Warrants (the “Option Warrant Shares”), and the Representative’s Warrant (the “Representative’s Warrant Shares”; together with the Firm Units, the Common Stock issued as part of the Firm Units, the Option Shares, the Warrant Shares, the Option Warrant Shares, the Warrants, the Option Warrants, and the Representative’s Warrant, the “Securities”), and the public offering thereof pursuant to that certain Underwriting Agreement dated [*], 2022 (the “Underwriting Agreement”), by and between the Company and the Representative of the Underwriters, pursuant to which the Company has agreed to sell and the Underwriters have agreed to purchase the Firm Units, the Option Shares and/or the Option Warrants. This opinion is given to you pursuant to Section 6(c) of the Underwriting Agreement. Unless defined herein, capitalized terms have the meanings given to them in the Underwriting Agreement.

I.	In our capacity as counsel to the Company and in connection with this opinion letter, we have examined and relied upon the following:

1.	executed counterparts of the Underwriting Agreement;

2.	executed counterparts of the Tradeable Warrant to be issued as a part of each Firm Unit;

3.	executed counterparts of the Non-Tradeable Warrant to be issued as a part of each Firm Unit;

4.	the Warrant Agent Agreement between the Company and VStock Transfer, LLC (the “Warrant Agent”);

5.	executed counterparts of the Representative’s Warrant issued to the Representative dated [*], 2022;

6.	the Company’s Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware as of June 23, 2022 (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Company, adopted March 17, 2022, as currently in effect, certified by the Secretary of the Company as of the date hereof (the “Bylaws”);

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7.	those records of the proceedings and actions of the stockholders and the Board of Directors of the Company as we have deemed necessary or appropriate to render the opinions expressed herein, as well as a copy of the stock transfer ledger of the Company, certified in each case by the Secretary of the Company as of the date hereof;

8.	a certificate of the Secretary of State of the State of Delaware dated August 8, 2022, to the effect that the Company is duly incorporated and validly existing and in good standing under the laws of the State of Delaware;

9.	a certificate of the Secretary of State of Texas dated August 8, 2022, to the effect that the Company holds a certificate of authority to transact business in Texas and is in existence;

10.

a signed copy of the pre-effective Amendment No. [6] to the Registration Statement on Form S-1 (Registration No. 333-264463) with respect to the Firm Units declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act on [*], 2022, and signed copies of the Registration Statement as initially filed with the Commission on April 25, 2022 and pre-effective Amendments Nos. 1, 2, 3, 4, and 5 to the Registration Statement filed with the Commission on May 25, 2022, June 16, 2022, July 28, 2022, August 2, 2022, and August 5, 2022, respectively (collectively, the “Registration Statement”);

11.

written confirmation from the staff of the Commission on [*], 2022, as to the issuance of an order declaring the Registration Statement effective at [4:30] p.m. Eastern Daylight Time on [*], 2022, and the absence of any order suspending the effectiveness of the Registration Statement or of any proceedings for that purpose;

12.	the Preliminary Prospectus dated [*], 2022, and the Pricing Prospectus dated [*], 2022;

13.	a specimen certificate for the Common Stock and the forms of the Tradeable Warrant and the Non-tradeable Warrant;

14.	a certificate of the President of the Company as to certain factual matters dated as of the date hereof;

15.	a certificate of the Secretary of the Company as to certain factual matters dated as of the date hereof;

16.	certain agreements and instruments to which the Company is a party as identified on Schedule II hereto (the “Listed Agreements”); and

17.	such other certificates, documents and records as we have deemed necessary or appropriate to express the opinions set forth herein.

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II.	In basing the opinions and other matters set forth herein on “our knowledge” or information “known to us,” or “of which we are aware” the words “our knowledge,” “known to us” and “aware” signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters, whether or not such investigation or verification might otherwise be reasonable or prudent. Although we act as counsel to the Company with respect to specific matters on a regular basis, we do not act as counsel to the Company as to all matters and, therefore, we may be unaware of certain of its business dealings. Our knowledge of factual matters regarding the Company is based upon those matters with respect to which we have rendered advice and matters which the Company has disclosed to us, upon inquiry or otherwise. The words “our knowledge,” “known to us,” “of which we are aware,” and similar language used herein are limited to the knowledge of the lawyers within our firm who have provided substantive legal attention to matters on behalf of the Company in the form of legal consultations or legal representation in connection with the Registration Statement, Time of Sale Disclosure Package and Pricing Prospectus, which knowledge has been obtained by such lawyers in their capacities as such.

III.	In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

1.	the genuineness of all signatures and the accuracy, completeness and authenticity of all instruments, documents and agreements submitted to us as originals;

2.	the conformity to original documents (and the accuracy, completeness and authenticity of such original documents) of all instruments, documents and agreements submitted to us as certified, facsimile, or photostatic copies;

3.	the accuracy, completeness and authenticity of certifications of public officials and corporate officials and of the statements of facts contained in certifications thereby upon which we are relying for purposes of this opinion;

4.	that each of the parties thereto (other than the Company) has duly authorized, executed and delivered the Underwriting Agreement, and each such party’s (other than the Company) obligations as set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms;

5.	that each party executing the Underwriting Agreement (other than the Company) has all requisite corporate or other power to execute and deliver the Underwriting Agreement and to perform such party’s obligations thereunder;

6.	that each natural person executing any such instrument, document, or agreement is legally competent to do so at the time of execution;

7.	that there are no oral or written waivers, modifications of or amendments to the Underwriting Agreement or any of the Listed Agreements, by actions or conduct of the parties thereto or otherwise, and

8.	that there are no records of any proceedings or actions of the stockholders or the Board of Directors of the Company which have not been provided to us.

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IV.	Based upon and subject to the foregoing and the qualifications and limitations, it is our opinion that:

1.	The Company is a corporation duly incorporated, validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as described in the Registration Statement, the Time of Sale Disclosure Package, and the Pricing Prospectus.

2.	Based solely on our review of the Certificate of Incorporation, as amended to date, Bylaws, as amended to date, and the Company’s stock records, the authorized capital stock of the Company is as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Pricing Prospectus under the caption “Description of Capital Stock.” The Firm Units, Common Stock, Warrants and Warrant Shares delivered by the Company on the date hereof have been duly authorized and, when issued and paid for as applicable and in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable. The Representative’s Warrant and the Representative’s Warrant Shares have been duly authorized, and upon proper exercise and payment therefor, assuming (i) that there is a sufficient number of authorized and unissued shares of Common Stock at the time of the Representative’s Warrant exercise, (ii) no change has occurred in the applicable law or the pertinent facts, and (iii) the pertinent provisions of such “blue-sky” and securities laws as may be applicable have been complied with by the Company, when and if issued, the Representative’s Warrant Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the Securities by the Company pursuant to the Underwriting Agreement are not subject to any written preemptive rights, written right of first offer or written right of first refusal in each case, pursuant to the Company’s Certificate of Incorporation and Bylaws, or the laws of the State of Delaware that have not otherwise been waived or satisfied.

3.	The Underwriting Agreement, the Warrants and the Representative’s Warrant have been duly authorized, executed and delivered by the Company. The Company has all the requisite corporate power and authority to enter into the Underwriting Agreement, the Warrants and the Representative’s Warrant and to perform its obligations thereunder.

4.	The Underwriting Agreement, the Warrants and the Representative’s Warrant constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

5.	The execution, delivery and performance of the Underwriting Agreement, the Warrants and the Representative’s Warrant and compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Securities do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of any agreement filed as an exhibit to the Registration Statement, or (b) result in any violation of the provisions of the Company’s Certificate of Incorporation or Bylaws, as amended, or (c) result in any violation of any Federal or State law or regulation, or (d) result in any violation of any Listed Agreement.

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6.	The execution and delivery by the Company of the Underwriting Agreement, the Warrants and the Representative’s Warrant, the performance by the Company of its obligations under the Underwriting Agreement and the Securities does not violate any judgment or order of any Federal or State governmental authority of which we are aware.

7.	To our knowledge after due inquiry, other than as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any director or officer or controlling shareholder is a party or of which any property of the Company is or the subject which, if determined adversely to the Company, a director, officer or controlling shareholder would have a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity or results of operations of the Company or would prevent or impair the consummation of the transactions contemplated by the Underwriting Agreement, or which are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Pricing Prospectus.

8.	The information in the Registration Statement, the Time of Sale Disclosure Package and the Pricing Prospectus under the headings “Business – Legal Proceedings,” “Description of Capital Stock,” and in Part II of the Registration Statement under Items 14 and 15, in each case insofar as such statements purport to constitute summaries of legal matters or specific provisions of documents referred to therein, fairly summarize in all material respects the matters referred to therein.

9.	The Securities will be issued in compliance with applicable United States securities laws, rules and regulations and will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Pricing Prospectus.

10.	No consent, approval, authorization or other order of, or registration or filing with, any Federal or State governmental or regulatory authority or agency is required for the execution, delivery and performance by the Company of the Underwriting Agreement, and the issuance and sale of the Securities except for (i) the registration of the offer and sale of the Securities under the Securities Act of 1933, as amended, which has been effected, and (ii) such consents, approvals, authorizations, orders and registrations or filings as may be required (A) under applicable State securities laws, as to which we express no opinion, (B) from the Financial Industry Regulatory Authority, Inc. as to which we express no opinion, and (C) from The Nasdaq Capital Market in connection with the purchase and distribution of the Firm Units by the Underwriters, which has been obtained.

11.	Other than the Listed Agreements, no other contracts of which we are aware are required to be described or referred to in or filed as exhibits to the Registration Statement or the Final Prospectus.

12.	Other than the Representative’s Warrant, none of the Listed Agreements grant any holders of securities of the Company rights to require the registration under the Securities Act of resales of such securities in the Registration Statement or otherwise.

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13.	The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Disclosure Package and the Pricing Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

14.	The Registration Statement was declared effective by the Commission on [*], 2022. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and to our knowledge, no proceeding for that purpose has been instituted by the Commission. The Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by such Rule 424(b).

15.	The Registration Statement and the Time of Sale Disclosure Package including any information deemed to be part of the Registration Statement pursuant to Rule 430A under the Securities Act, as of its effective date, and the Pricing Prospectus and as of its date (and, in each case, other than the Company financial statements and related schedules, and other financial and statistical data, contained therein or omitted therefrom, as to which we express no opinion or belief), appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

We confirm to you that we are not representing the Company in any pending litigation in which the Company is a named defendant that challenges the validity or enforceability of the Underwriting Agreement or seeks to enjoin the performance of the Underwriting Agreement.

With respect to paragraph 4, we express no opinion herein as to the following: (i) the effects of bankruptcy, fraudulent transfer and conveyance, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally, including judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination; (ii) the effects of general principles of equity, including, without limitation, concepts of reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether applied by a court of law or equity; (iii) the enforceability of provisions in any agreement referred to herein relating to delay or omission of enforcement of rights or remedies, or waivers of defenses, waivers of jury trials, or waivers of benefits of stay, extension, moratorium, statutes of limitation or other nonwaivable benefits bestowed by operation of law; (iv) the enforceability of any choice of law or consent to jurisdiction provision in any agreement referred to herein; (v) the enforceability of the indemnification or contribution provisions in any agreement referred to herein to the extent such provisions purport to indemnify any party against the consequences of its own negligence, gross negligence, recklessness, willful misconduct, fraud or similar illegal conduct; (vi) whether a court would grant any remedy sought with respect to immaterial breaches or to the extent any party has acted in bad faith in exercising remedies; or (vii) whether a court would grant a particular remedy provided for in the Underwriting Agreement as opposed to another remedy provided for in the Underwriting Agreement or at law or in equity. In addition, certain other provisions of the Underwriting Agreement otherwise addressed in our enforceability opinion might not be enforceable under the applicable law but, in our opinion (and subject to the other, assumptions, limitations, qualifications and exceptions of this opinion letter), those provisions, even if unenforceable, would not (individually or in the aggregate) render the Underwriting Agreement unenforceable as a whole or result in the intended beneficiaries having inadequate rights and remedies under the Underwriting Agreement and applicable law for the practical realization of the principal benefits intended by the Underwriting Agreement. In all cases, we assume that a court would sever an unenforceable provision from the Underwriting Agreement, even in the absence of a severability clause.

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We are members of the bar of the States of Texas and New York, and the opinions expressed herein are limited to the existing laws of the States of Texas and New York (not including the state securities or blue sky laws thereof), the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, in each case excluding the principles of conflicts of laws thereof. We express no opinion as to the effect of the laws of any other jurisdiction, do not purport to be experts in the laws of any other jurisdiction, and disclaim any opinion as to the application or effect of any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction.

We express no opinion as to the accuracy or completeness of any statements contained in the Registration Statement, the Time of Sale Disclosure Package, the Pricing Prospectus, or any document incorporated by reference therein relating to matters regulated by the U.S. Food and Drug Administration, the United States Federal Food, Drug, and Cosmetic Act, as amended, the Clinical Laboratory Improvement Amendments of 1988, as amended, the rules and regulations under any of the foregoing or the laws of any jurisdiction other than the laws of the jurisdictions set forth in the paragraph immediately above.

The opinions express herein are based upon the law and circumstances as they are in effect or exist on the date hereof, and we assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretations thereof with respect to circumstances or events that may occur subsequent to the date hereof.

The opinions expressed in paragraph 1 above as to the good standing of the Company are (i) given solely on the basis of the certificate of the Secretary of State of the State of Delaware dated August 8, 2022, and the certificate of the Secretary of State of Texas dated August 8, 2022, and speak only as to the date of each such certificate and not as of the date hereof, and (ii) limited to the meaning ascribed to such certificates by such governmental authorities and applicable law.

This opinion letter is limited to the matters set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

The opinions expressed herein are solely for your benefit in connection with the closing of the transactions contemplated by the Underwriting Agreement and may not be used or relied upon by you or any other person for any other purpose whatsoever without, in each instance, our prior express written consent. This opinion may not be quoted or used in whole or in part for any purpose nor may copies be provided to any person without our prior express written consent.

Respectfully Submitted,

Dykema Gossett PLLC

Attachments

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SCHEDULE I

Underwriters

WallachBeth Capital, LLC

Craft Capital Management LLC

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SCHEDULE II

Listed Agreements

Underwriting Agreement

Certificate of Incorporation, as amended to date

Amended and Restated Certificate of Incorporation of Registrant, to be in effect immediately prior to completion of the Offering

Certificate of Designation of Series A Convertible Preferred Stock

Amended and Restated Bylaws, as currently in effect

Code of Business Conduct

Company’s Common Stock Certificate

Audit Committee Charter

Compensation Committee Charter

Nominating and Governance Committee Charter

Secured, Convertible Promissory Note of Company

Unsecured, Convertible Promissory Note of Company

Warrant Issued to San Antonio Economic Development Corporation dated March 17, 2017

Investor Warrants

Form of Note Extension Common Stock Purchase Warrant issued to holders of the Registrant’s Convertible Promissory Notes as consideration to extend the maturity date to October 31, 2022

Form of (Unit) Tradeable Warrant

Form of (Unit) Non-tradeable Warrant

Placement Agent’s Warrant

Convertible Bridge Promissory Notes

Form of Amendment to Convertible Promissory Note

2014 Equity Incentive Plan

Form of Stock Option Agreement under 2014 Equity Incentive Plan

Form of Restricted Stock Agreement 2014 Equity Incentive Plan

Executive Chairman Employment Agreement dated January 1, 2020 between Company and Steven Girgenti, as amended

Employment Agreement dated February 1, 2015 between Company and Maria Zannes

Employment Agreement dated April 4, 2016 between Company and Vivienne Rebel

Consulting Agreement with Michael Edwards

Note Purchase Agreement dated December 21, 2018, as amended

Note Purchase Agreements for Convertible Bridge Note Investors

Secured, Convertible Promissory Note

Unsecured, Convertible Promissory Note

Form of Amendment to Unsecured, Convertible Promissory Note

License Agreement to Participate in the UTSA New Venture Incubator Program dated June 15, 2015 by and between Registrant and the University of Texas at San Antonio

Agreement between Registrant and GO2 Partners dated October 17, 2020

Joint Development Agreement with Precision Pathology

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EXHIBIT D

Negative Assurance Letter of Dykema Gossett PLLC

Dykema Gossett PLLC Weston Centre 112 E. Pecan Street, Suite 1800 San Antonio, TX 78205 www.dykema.com Tel: (210) 554-5500 Fax: (210) 226-8395

[*], 2022

WallachBeth Capital, LLC Harborside Financial Plaza 5 185 Hudson St., Suite 1410 Jersey City, New Jersey 07311

Gentlepersons:

We have acted as legal counsel to bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of: (i) 1,285,325 Units (the “Units”) with an estimated initial offering price between $6.00 and $6.25 per Unit (the “Price Range”), each Unit consisting of (1) one share of the Company’s common stock, par value $0.007 per share (the “Common Stock”), (2) one five-year tradeable warrant (a “Tradeable Warrant”) to purchase one share of Common Stock at an exercise price equal to 120% of the assumed public offering price of $6.125 per Unit (the “Unit Offering Price”), which is the midpoint of the Price Range, and (3) one five-year non-tradeable warrant (a “Non-tradeable Warrant”; together with each Tradeable Warrant, the “Warrants”) to purchase one share of Common Stock at an exercise price equal to 125% of the Unit Offering Price; (ii) up to an additional 192,799 shares of Common Stock (the “Option Shares”) and/or 192,799 Non-tradeable Warrants and/or 192,799 Tradeable Warrants (such additional Non-tradeable Warrants or Tradeable Warrants, the “Option Warrants”), pursuant to an option granted by the Company to the underwriters listed on Schedule I hereto (the “Underwriters”); (iii) the warrant to be issued to WallachBeth Capital, LLC as representative of the Underwriters (the “Representative”; such warrant, the “Representative’s Warrant”); and (iv) the shares of Common Stock underlying the Warrants (the “Warrant Shares”), the Option Warrants (the “Option Warrant Shares”), and the Representative’s Warrant (the “Representative’s Warrant Shares”; together with the Units, the Common Stock issued as part of the Units, the Option Shares, the Warrant Shares, the Option Warrant Shares, the Representative’s Warrant Shares, the Warrants, the Option Warrants, and the Representative’s Warrant, the “Securities”), and the public offering thereof pursuant to that certain Underwriting Agreement dated [*], 2022 (the “Underwriting Agreement”), by and between the Company and the Representative of the Underwriters, pursuant to which the Company has agreed to sell and the Underwriters have agreed to purchase the Units, the Option Shares and/or the Option Warrants. This letter is furnished to you pursuant to Section 6(c) of the Underwriting Agreement. Unless defined herein, capitalized terms have the meanings given to them in the Underwriting Agreement.

During the course of the preparation of the Registration Statement on Form S-1 (File No. 333-264463), as amended by Amendments Nos. 1, 2, 3, 4, 5, and 6 thereto (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), as legal counsel to the Company, we reviewed the Registration Statement, the preliminary Prospectus dated [*], 2022, as filed with the Commission (the “Preliminary Prospectus”), and the preliminary Prospectus dated [*], 2022, as filed with the Commission (the “Pricing Prospectus”), and certain corporate records and documents furnished to us by the Company and participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives at which the contents of the Registration Statement, the Preliminary Prospectus, and the Pricing Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Preliminary Prospectus, or the Pricing Prospectus. We have not undertaken any obligation to verify independently any of those factual matters, and have expressly relied on the Company management and others with respect to the adequacy of disclosure with respect to such matters. Accordingly, we do not assume any responsibility for the accuracy, completeness, or fairness of the statements in the Registration Statement, the Preliminary Prospectus or the Pricing Prospectus. Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act.

Subject to the foregoing and on our understanding of the United States federal securities laws and the experience we have gained in our practice thereunder, and relying as to certain factual matters on the representations and statements of the officers and other representatives of the Company and on the representations, warranties and covenants contained in the Underwriting Agreement no fact has come to our attention that causes us to believe (meaning, that those attorneys in our firm who have rendered legal services in connection with the offering of the Securities do not have actual knowledge) that the Registration Statement, at the time it became effective, the Preliminary Prospectus as of its date, or the Pricing Prospectus, as of its date or the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Our comments above do not extend to, and we express no opinion or view with respect to:

(i)

the financial statements, the accountants’ reports, the supporting schedules, and notes or other financial or accounting data or forecasts or estimates, including, without limitation, with respect to assessments or reports on the effectiveness of internal controls over financial reporting;

(ii)	statistical data and other numerical information, including, without limitation (a) information about the Company’s industry or its competitors; (b) information about industry sales; (c) market share information; (d) operating metrics; and (e) projections; or

(iii)	other information that is opined upon by the Company’s Special Intellectual Property Counsel, Food and Drug Counsel, or general counsel;

in each case, included in or omitted from the Registration Statement, the Preliminary Prospectus or the Pricing Prospectus, or the statements contained in the exhibits to the Registration Statement, as to which we have not been requested to comment.

This letter is rendered solely to you for the benefit of the Underwriters pursuant to Section 6(c) of the Underwriting Agreement in connection with the offer and sale of the Securities pursuant to the Underwriting Agreement for purposes of assisting the Underwriters in establishing defenses under applicable securities laws. This letter may not be used, quoted, relied upon or otherwise referred to for any other purpose or by any person other than the Underwriters without our express prior written consent. This letter is rendered to you for the benefit of the Underwriters as of the date hereof and is not to be deemed to have been reissued by any subsequent delivery as permitted above, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

Respectfully Submitted,

Dykema Gossett PLLC

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EXHIBIT E

Opinion of Peacock Law, P.C.

1. Attached Exhibit A lists all United States and international patent and trademark properties owned by the Company or a wholly-owned subsidiary under the Company’s control (referred to as the “Company IP Portfolio”). To our knowledge, assignment documents have been recorded with the United States Patent and Trademark Office (“USPTO”) showing ownership by the Company (or a wholly-owned subsidiary under the Company’s control) for the United States patent properties. To our knowledge, assignment documents have been recorded with the European Patent Office (“EPO”) and other foreign patent agencies or offices (“OPO”) showing transfer of ownership to the Company (or a wholly-owned subsidiary under the Company’s control) for the non-United States patent properties. Capitalized terms not defined herein are defined in the Underwriting Agreement by and between the Company and WallachBeth Capital, LLC dated [*], 2022, of which this opinion is an exhibit.

2. There are no pending or threatened legal or governmental proceedings, and there are no allegations on the part of any person or entity of infringement, to patent rights, trade secrets or other proprietary information or know-how of the Company with the sole exception of patent and trademark prosecution before the USPTO, EPO or the OPO or similar foreign entity, and no such proceedings are currently threatened or contemplated.

3. To our knowledge, the Company is not infringing or otherwise violating any patents of any person and, to our knowledge, no person is infringing or otherwise violating any of Company’s patents in the Company IP Portfolio, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of the Company.

4. The Company owns or possesses sufficient assignments, licenses, sub-licenses or other rights to use all patents, trade secrets or other proprietary information or know-how necessary to conduct the business now being or proposed to be conducted by Company as described in the Registration Statement.

5. All issued United States and Foreign patents and trademarks listed in the Company IP Portfolio and all of licenses and sub-licenses are in force and are valid, enforceable and all issued United States and Foreign patents and trademarks listed in the Company IP Portfolio are entitled to a statutory presumption of validity and of ownership by the recorded assignee in the United States and/or other Foreign country, as applicable. We are not aware of any facts that would form a reasonable basis for finding that any of the patents listed in the Company IP Portfolio are invalid or unenforceable.

6. There are no asserted or, to our knowledge, unasserted claims of any person or entity relating to the scope or ownership of the patents and patent applications listed in the Company IP Portfolio or the rights under any licenses or sub-licenses held by the Company.

7. To our knowledge, there are no liens which have been filed against any patent or patent application in the Company IP Portfolio other than as disclosed in the Registration Statement or the Prospectus.

8. There are no material defects of form in the preparation or filing of any patent or patent application in the Company IP Portfolio, the applications are being diligently prosecuted, and none of the applications are abandoned.

9. The Company’s licenses and sub-licenses are duly executed, validly binding and enforceable in accordance with their terms and Company is not in default (declared or undeclared) of any material provision of such license. To our knowledge, the Offering will not materially adversely alter the scope of Company’s rights in any aspect of the Company IP Portfolio or under any licenses or sub-licenses.

10. To our knowledge, all material information and pertinent prior art references known to us and to Company as material to the patentability of any pending claim, were disclosed to the USPTO, the EPO and the OPO during prosecution of patent applications, to the extent required under applicable law.

11. To our knowledge, none of prosecution counsel or the Company made any misrepresentation to, or concealed any material fact from, the USPTO, EPO or OPO during prosecution of any patent matter in violation of applicable law.

12. The statements relating to Company’s patents and patent applications in the Registration Statement and the Prospectus, at the time such Registration Statement became effective, as of the date of the filing of the Prospectus and as of the date of this letter, appear on their face to fairly summarize the matters described therein in all material respects. We are unaware of any other facts that cause us to believe that the above-described statements as of the date of this letter, (i) contained an untrue statement of a material fact, or (ii) omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

13. All maintenance fees (or their equivalents) are current for the patent properties in the Company IP Portfolio.

14. We are not aware of any inventorship disputes, formal or informal regarding any patent property in the Company IP Portfolio.

15. We are not aware of any threatened or pending claim or dispute relating to any license or sub-license.

16. To our knowledge, the Company has not sought outside counsel to perform any freedom-to-operate searches in the United States or the European Union.

17. To our knowledge, the Company has not obtained any form of IP opinion for any aspect of the Company IP Portfolio.

18. To our knowledge, the Registration Statement and the Prospectus do not contain any information that is either: (a) not already publicly available or (b) if not publicly available, then such information is the subject of an already-filed patent application by the Company.

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EXHIBIT F

Opinion of Hyman, Phelps & McNamara, P.C.

[TO BE PROVIDED]

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EXHIBIT G

Opinion of General Counsel

[bioAffinity Letterhead]

August [Closing Date], 2022

WallachBeth Capital, LLC

Harborside Financial Center Plaza 5

185 Hudson Street, Suite 1410

Jersey City, New Jersey 07311

Gentlemen and Ladies:

As the general counsel of bioAffinity Technologies, Inc. a Delaware corporation (the “Company”), I am writing to you in connection with the preparation and filing of the Company’s registration statement on Form S-1 (File No. 333-264463) (“Registration Statement”), as amended, for the offering of: (i) 1,285,325 units (“Firm Units”), each unit consisting of (1) one share of common stock, $0.007 par value per share (“Common Stock”), (2) one five-year tradeable warrant to purchase one share of Common Stock (“Tradeable Warrants”), and (3) one five-year non-tradeable warrant to purchase one share of Common Stock (“Non-tradeable Warrants; together with the Tradeable Warrants, the “Warrants”), and at the election of the Representative (as defined below); (ii) up to an additional 192,799 shares of Common Stock (the “Option Shares”) and/or 192,799 Non-tradeable Warrants and/or 192,799 Tradeable Warrants1 (the “Option Warrants”), pursuant to an option granted by the Company to the underwriters (the “Underwriters”) listed on Schedule I of that certain Underwriting Agreement, dated [*], 2022 (the “Underwriting Agreement”), by and between the Company and WallachBeth Capital, LLC as representative (the “Representative”) of the Underwriters ; (iii) the warrant to be issued to the Representative (the “Representative’s Warrant”); and (iv) the shares of Common Stock underlying the Warrants (“Warrant Shares”), the Option Warrants (“Option Warrant Shares”), and the Representative’s Warrant (“Representative’s Warrant Shares”) (the Units, the Common Stock issued as part of the Units, the Option Shares, the Warrant Shares, the Option Warrant Shares, the Representative’s Warrant Shares, the Warrants, the Option Warrants, and the Representative’s Warrant are collectively referred to herein as the “Securities”). This opinion is given to you pursuant to Section 6(f) of the Underwriting Agreement. Unless defined herein, capitalized terms have the meanings given to them in the Underwriting Agreement.

While acting as general counsel to the Company, I have participated in the preparation of the Registration Statement (including any documents filed as exhibits thereto), filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2022 under the Securities Act of 1933, as amended (the “Securities Act”), the Preliminary Prospectus and the Pricing Prospectus dated [*], 2022, as filed by the Company with the Commission on [*], 2022 pursuant to Rule 424(b)(4) under the Securities Act, and have participated in discussions with directors, officers and other representatives of the Company and its subsidiary and its outside counsel and independent auditors and with you and your representatives and your legal counsel at which the contents of the Registration Statement, Preliminary Prospectus and the Pricing Prospectus were discussed and have reviewed the Company’s corporate records and other relevant documents necessary to provide this opinion.

During the above related preparation and review of the Registration Statement, Preliminary Prospectus or the Pricing Prospectus in which I was involved, no fact has come to my attention that has caused me to believe that the Registration Statement at the time it became effective, the Preliminary Prospectus as of its date, or the Pricing Prospectus, as of its date and date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is rendered solely to you for the benefit of the Underwriters pursuant to Section 6(f) of the Underwriting Agreement in connection with the offer and sale of the Common Stock pursuant to the Underwriting Agreement. This letter may not be relied upon by any person other than the Underwriters without my express prior written consent. This letter is rendered to you for the benefit of the Underwriters as of (add date here) and is not to be deemed to have been reissued by any subsequent delivery beyond this date. I assume no obligation to advise you or any other person hereafter with regard to any change after the date of this letter in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

Sincerely,

Timothy P. Zannes, J.D.

General Counsel

1 Which shall equal 15% of the total shares of Common Stock underlying the Units sold in the offering.

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EXHIBIT H

OFFICERS’ CERTIFICATE

OF

BIOAFFINITY TECHNOLOGIES, INC.

[*], 2022

Reference is hereby made to the Underwriting Agreement, dated as of [*], 2022 (the “Underwriting Agreement”), by and between WallachBeth Capital LLC, as Representative of the several underwriters named on Schedule I to the Underwriting Agreement (the “Representative”), and bioAffinity Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not defined have the meanings ascribed to them in the Underwriting Agreement.

The undersigned officers hereby certify, solely in their capacity as officers of the Company and not in their individual capacities, that they are the duly authorized Chief Executive Officer and Chief Financial Officer of the Company, and do hereby further certify that:

i.	the condition set forth in Section 6 of the Underwriting Agreement has been satisfied;

ii.	as of the date hereof, the representations and warranties of the Company set forth in Sections 2 and 3 of the Underwriting Agreement are accurate;

iii.	as of the date hereof, all agreements, conditions and obligations of the Company to be performed or complied with pursuant to the Underwriting Agreement on or prior to the date hereof have been duly performed or complied with;

iv.	for the period from and including the date of the Underwriting Agreement through and including the date hereof, the Company has not: (1) sustained any material loss or interference with its respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, or (2) any change in the capital stock (other than the issuance of Common Stock, Warrants to purchase Common Stock, and the grant of options and awards under existing equity incentive plans described in the Registration Statement and the Prospectus) or long term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock;

v.	no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission;

vi.	there are no pro forma or as adjusted financial statements that are required to be included or incorporated by reference in the Registration Statement and the Prospectus pursuant to the Rules and Regulations which are not so included or incorporated by reference;

vii.	such officers have examined the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus. the Time of Disclosure Package and the Pricing Prospectus and after reasonable investigation, the Registration Statement and each amendment thereto, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Disclosure Package and the Pricing Prospectus, as of the effective date of the Registration Statement and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

viii.	the share numbers and percentages relating to the Company’s equity securities set forth in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Disclosure Package and the Pricing Prospectus have been calculated by management and are true, accurate and correct as of the effective date of the Registration Statement;

ix.	no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this Certificate is provided to the Representative;

x.	there has been no action suit or proceeding, at law or in equity, pending or threatened against the Company or any affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, Preliminary Prospectus, Time of Disclosure Package and Pricing Prospectus; and

xi.	subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Change or any development involving a prospective Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

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IN WITNESS WHEREOF, the undersigned have signed this certificate as of the date set forth above.

BIOAFFINITY TECHNOLOGIES, INC.

By:
Maria Zannes, Chief Executive Officer

By:
Michael Edwards, Chief Financial Officer

[Signature Page of Officers’ Certificate to the Underwriting Agreement]

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EXHIBIT I

SECRETARY’S CERTIFICATE

OF

BIOAFFINITY TECHNOLOGIES, INC.

August [*], 2022

Reference is hereby made to the Underwriting Agreement, dated as of [*], 2022 (the “Underwriting Agreement”), between WallachBeth Capital, LLC, as Representative of the several underwriters named on Schedule I to the Underwriting Agreement (the “Representative”), and bioAffinity Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not defined have the meanings ascribed to them in the Underwriting Agreement.

The undersigned hereby certifies, solely in his capacity as the Secretary of the Company and not in his individual capacity, that he is the duly authorized Secretary of the Company, and does hereby further certify that:

1. A true and correct copy of the Certificate of Incorporation of the Company, together with all amendments to date, is attached hereto as Exhibit A, and the bylaws of the Company, together with all amendments to date, are attached as Exhibit B. The Certificate of Incorporation, as amended, and the bylaws, as amended (collectively, the “Charter Documents”) are in full force and effect on the date hereof. No action has been taken by the Board of Directors or the stockholders of the Company for the purpose of effecting any further amendment to or modification of the Charter Documents.

2. No action or proceeding for the dissolution, merger, consolidation, liquidation or reorganization of the Company, or for the sale, lease or other transfer of all or substantially all of any of its assets, is pending, and to the best knowledge of the undersigned, no such action or proceeding is contemplated by the Company, its stockholders, directors or officers.

3. A true and correct copy of the resolutions of the Board of Directors of the Company, duly adopted and approved by the Board of Directors of the Company, is attached hereto as Exhibit C. Such resolutions have not been amended, modified or rescinded since their adoption and are in full force and effect as of the date hereof, and are the only resolutions relating to (a) the execution and delivery of the Underwriting Agreement, (b) the issuance and sale by the Company under the Underwriting Agreement of the Securities and the payment of the underwriters’ compensation, (c) the filing of the Company’s registration statement with the Commission, and (d) the authorization of all actions required to be taken, or other documents required to be executed and delivered, in connection with any of the foregoing. The resolutions were duly adopted and constitute all of the resolutions of the Board, with respect to the issuance, offering and sale of the Securities and the authorization of the actions to be taken in connection with the transactions described in the Registration Statement and the Pricing Prospectus.

4. Attached hereto as Exhibit D is a true, correct, and complete specimen of the certificate representing the Common Stock.

5. The Underwriting Agreement, as executed and delivered by the Company, is in substantially the form approved by the Board of Directors in the resolutions referred to in paragraph 3 above and has been duly executed and delivered on behalf of the Company by an appropriate officer of the Company.

6. After giving effect to the issuance and registration of the Common Stock described in the Underwriting Agreement, the Company has an aggregate of [___] shares of Common Stock issued and outstanding as of the date hereof.

7. Each person who, as a director or officer of the Company, signed, and delivered by facsimile, portable document file (.pdf) or otherwise, (a) the Underwriting Agreement, (b) the Registration Statement, and (c) any and all other documents or instruments executed and delivered to the Representative in connection with the transactions contemplated by the Underwriting Agreement, was, at all times, duly elected or appointed, qualified and acting as such director or officer, and was duly authorized to execute and deliver such documents or other instruments at the respective times of such execution and delivery and, in the case of the certificates for the Common Stock, the Warrants, or the Representative’s Warrant, the making of true facsimiles or portable document files thereof, and, the signature of each such person (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) appearing on each such document is the genuine signature of such director, officer or attorney-in-fact.

8. The minute books, records and other documents of the Company relating to all proceedings of the stockholders, the Board of Directors and the committees of the Board of Directors made available to Dykema Gossett PLLC and Carmel Milazzo & Feil LLP are the original minute books and records of the Company, or are true, correct and complete copies thereof in all material respects, with respect to all proceedings of said stockholders, Board of Directors and committees of the Board of Directors as of the date hereof, other than meetings for which minutes in draft form were provided. There have been no material changes, additions or alterations in said minute books, records and other documents that have not been provided to Dykema Gossett PLLC and Carmel Milazzo & Feil LLP.

9. VStock Transfer, LLC has been duly appointed by the Company to serve as the transfer agent and registrar for the Company’s Common Stock and as warrant agent for the Company’s Warrants and, as of the date hereof, serves in such capacity for the Company’s Common Stock and Warrants, respectively.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date set forth above.

BIOAFFINITY TECHNOLOGIES, INC.

By:
Name:	Timothy P. Zannes, J.D.
Title:	Secretary

I, Maria Zannes, Chief Executive Officer of the Company, do hereby certify that Timothy J. Zannes is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above his name is his genuine signature.

By:
Name:	Maria Zannes
Title:	Chief Executive Officer

[Signature Page of Secretary’s Certificate to the Underwriting Agreement]

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